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Exhibit 21 - Subsidiaries of Registrant

         Unless otherwise indicated, Avatar owns, directly or through a subsidiary, all of the outstanding capital stock of each of the below listed active subsidiaries.

Name                                                                   State of Incorporation
----                                                                   ----------------------
American Cablevision Services, Inc.                                    Florida
Avatar Properties Inc.                                                 Florida
 Avatar Camelot Isles, Inc.                                            Florida
 Avatar Communities, Inc.                                              Florida
   Avatar Communities of Arizona, Inc.                                 Arizona
   Avatar Communities of California, Inc.                              California
   Avatar Communities of Connecticut, Inc.                             Connecticut
   Avatar Communities of District of Columbia, Inc.                    District of Colombia
   Avatar Communities of Georgia, Inc.                                 Georgia
   Avatar Communities of Illinois, Inc.                                Illinois
   Avatar Communities of Indiana, Inc.                                 Indiana
   Avatar Communities of Massachusetts, Inc.                           Massachusetts
   Avatar Communities of Michigan, Inc.                                Michigan
   Avatar Communities of Nevada, Inc.                                  Nevada
   Avatar Communities of New Jersey, Inc.                              New Jersey
   Avatar Communities of New York, Inc.                                New York
   Avatar Communities of Ohio, Inc.                                    Ohio
   Avatar Communities of Pennsylvania, Inc.                            Pennsylvania
   Avatar Communities of Wisconsin, Inc.                               Wisconsin
   Avatar Finance, Inc.                                                Delaware
     Avatar Mortgage Funding, Inc.                                     Delaware
 Avatar International Sales of U.S.A., Inc.                            Delaware
 Avatar Leisure Lakes, Inc.                                            Florida
 Avatar New Homes of Florida, Inc.                                     Florida
 Avatar Presidential Estates, Inc.                                     Florida
 Avatar Realty Inc.                                                    Delaware
    Avatar Condominium Management Inc.                                 Florida
       Avatar Asset Management, Inc.                                   Florida
   Avatar Development Corporation                                      Florida
     Avatar Harbor Islands, Inc.                                       Florida
      Harbor Islands Clubs, Inc.                                       Florida
      Harbor Islands Community Management, Inc.                        Florida
         Harbor Islands Community Services, Inc.                       Florida
     Harbor Islands Realty, Inc.                                       Florida
   Avatar Georgetown Inc.                                              Delaware
   Avatar Realty of Arizona, Inc.                                      Arizona
   Brookman-Fels Construction Management, Inc.                         Florida
   Dorten, Inc.                                                        Florida
   GACL, Inc. of California                                            California
     Mulholland Hills Associates                                       California(1)
     Optimum Environments Inc.                                         California
 Avatar Resort Group, Inc.                                             Florida
 Avatar Resort Management, Inc.                                        Florida
 Avatar Vacation Realty, Inc.                                          Florida
  Avatar Vacation Realty of Tennessee, Inc.                            Tennessee


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Exhibit 21 - Subsidiaries of Registrant  (continued)


Avatar Vacation Resorts, Inc.                                          Florida
   Avatar Beach Resort, Inc.                                           Florida
   Poinciana Vacation Resort, Inc.                                     Florida
   Sunrise Ridge Resort, Inc.                                          Tennessee
 Avatar Vacation Resorts Club, Inc.                                    Florida
 Banyan Bay Development Corporation                                    Florida
 Barefoot Bay Corporation                                              Florida
 Barefoot Bay Development Corporation                                  Florida
 Cape Coral Development Corporation                                    Florida
     Cape Coral Realty, Inc.                                           Florida
 Country Club Inn, Inc.                                                Florida
 Fort Myers Construction Co., Inc.                                     Florida
 Golden Gate Realty, Inc.                                              Florida
 Kissimmee Construction Corporation                                    Florida
 Lee Investment Company, Inc.                                          Florida
 Poinciana Golf and Racquet Club, Inc.                                 Florida
 Poinciana New Township, Inc.                                          Florida
    Avatar Poinciana, Inc.                                             Florida
Prominent Title Insurance Agency, Inc.                                 Florida
Rio Rico Properties Inc.                                               Florida
    Avatar Homes of Arizona, Inc.                                      Arizona
    Rio Rico Golf and Country Club                                     Arizona
    Rio Rico Properties at Kino Springs, Inc.                          Arizona
    Rio Rico Resort Hotel, Inc.                                        Arizona
    Rio Rico Realty, Inc.                                              Arizona
 Tarpon Point, Inc.                                                    Florida
 USA Family Homes, Inc.                                                Florida
Avatar Retirement Communities. Inc.                                    Delaware
Avatar Utilities Inc.                                                  Delaware(2)
  Avatar Utility Services, Inc.                                        Florida
     Utility Services Group Inc.                                       Florida
  Poinciana Utilities Inc.                                             Florida
  Barefoot Bay Propane Gas Company                                     Florida
  Consolidated Water Company                                           Delaware(3)
     FCWC Holdings, Inc.                                               Delaware(4)
       Florida Cities Water Company                                    Florida
 Brookman-Fels Communities, Inc.                                       Delaware
 Parkway Mortgage Company, Inc.                                        Florida
 Rio Rico Utilities Inc.                                               Arizona

Notes to Exhibit 21 - Subsidiaries of Registrant:

(1) Partnership owned 99% by GACL, Inc. of California and 1% by Lee Investment Company, Inc.
(2) Avatar Utilities Inc. owns over 99% of the outstanding shares of common stock of Consolidated Water Company. All of the outstanding shares of preferred stock of Consolidated Water Company are owned by other interests.
(3) Consolidated Water Company owns all outstanding common stock of FCWC Holdings, Inc.
(4) FCWC Holdings, Inc. owns all of the common and preferred stock of Florida Cities Water Company. FCWC Holdings, Inc. has one class of preferred stock owned by outside interests.